EXHIBIT 10.196

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

VOID AFTER 5:00 P.M. ON JUNE 22, 2022

NATURALNANO, INC.

WARRANT TO PURCHASE SHARES

Rochester, New York

Certificate No. _____

THIS IS TO CERTIFY THAT, for value received, NaturalNano Corp., a New York corporation or any successor or assignee of James Wemett for estate planning purposes (the "Warrantholder"), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from NaturalNano, Inc., a Nevada corporation (the "Company"), up to two million (2,000,000) shares (the "Warrant Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), at an exercise price equal to $0.05 per share (the "Exercise Price") at the times and in the manner set forth below.

As provided herein, the Exercise Price and the number of Warrant Shares which may be purchased upon the exercise of this Warrant are, upon the happening of certain events, subject to modification and adjustment.

The rights of the registered holder of this Warrant shall be subject to the following further terms and conditions:

1. Exercise of Warrant; Payment of Exercise Price.

(a) Exercise of Warrant.

(i) While this Warrant remains outstanding, this Warrant shall be exercisable, in whole or in part, as of the date hereof (the "Exercisability Date"), with the exercise form attached as Exhibit A hereto (the "Exercise Form") duly executed by the Warrantholder or by the Warrantholder's duly authorized attorney-in-fact, at the principal office of the Company, or at such other office or agency in the United States as the Company may designate by notice in writing to the Warrantholder (in either event, the "Company Offices"), accompanied by payment in accordance with Section 1(b), of the aggregate Exercise Price payable for the Warrant Shares being purchased. If the Warrantholder exercises the Warrant for fewer than all of the Warrant Shares issuable in accordance with this Warrant, the Company shall, upon each exercise prior to the Expiration Date, execute and deliver to the Warrantholder a new Warrant (dated as of the date hereof) evidencing the balance of the shares of Common Stock that remain subject to issuance upon the exercise of this Warrant. This Warrant shall expire on the sixth (6th) anniversary of the date hereof (the "Expiration Date").

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(ii) On the date of exercise of this Warrant, the Warrantholder exercising the same shall be deemed to have become the holder of record for all purposes of the shares of Common Stock to which the exercise relates.

(iii) As soon as practicable after the exercise of all or part of this Warrant, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Warrantholder a certificate or certificates evidencing the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Warrantholder shall be entitled upon such exercise.

(b) Payment of Exercise Price.

(i) Payment of the Exercise Price with respect to Warrant Shares being exercised hereunder shall be made by the payment to the Company, in cash, by check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of Warrant Shares then being exercised.

(ii) Cashless Exercise.

(A) Payment upon exercise may be made at the option of the Warrantholder either in (i) cash, wire transfer or by check payable to the order of the Company as provided above, (ii) by delivery of Common Stock issuable upon exercise of the Warrant Shares in accordance with Section 1(b)(ii)(B) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant).

(B) Subject to the provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Exercise Form delivered to the Company (the date of such delivery shall be referred to herein as the "Determination Date"), in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X=Y (A-B)

A

Where:

X= the number of shares of Common Stock to be issued to the Warrantholder

Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A= Fair Market Value (as defined below)

B= Exercise Price (as adjusted to the date of such calculation)

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Fair Market Value is defined as:

(i) if the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE MKT LLC, then the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Determination Date;

(ii) If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE MKT LLC, but is traded on the OTC Bulletin Board or in the over-the-counter market, then the average of the closing bid and ask prices reported for the five (5) trading days immediately prior to (but not including) the Determination Date;

(iii) If the Company's Common Stock is not publicly traded, then as the Warrantholder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(iv) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (iv) that all of the shares of Common Stock then issuable upon exercise of all of the Warrant Shares are outstanding at the Determination Date.

For purposes of Rule 144 promulgated under the Securities Act of 1933, in effect on the date of the issuance of the Warrant and the Warrant Shares, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Warrantholder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

2. Issuance of Common Stock; Reservation of Shares.

(a) The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of all or part of this Warrant will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company further covenants and agrees that if any shares of Common Stock to be reserved for the purpose of the issuance of shares of Common Stock upon the exercise of this Warrant require registration with, or approval of, any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will promptly use its best efforts to effect such registration or obtain such approval, as the case may be.

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3. Adjustments of Exercise Price, Number and Character of Warrant Shares, and Number of Warrants.

The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 3.

(a) Stock Dividends, Subdivisions and Combinations. In case the Company shall at any time on or before the Expiration Date:

(i) pay a dividend in shares of Common Stock or other stock of the Company or make a distribution in shares of Common Stock or such other stock to holders of all its outstanding shares of Common Stock;

(ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares;

(iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock; or

(iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number and kind of securities purchasable upon exercise of this Warrant outstanding immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date in respect thereto. In the event of any adjustment of the number of shares of Common Stock or other securities of the Company purchasable upon the exercise of this Warrant pursuant to this Paragraph 3(a), the Exercise Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by this Warrant immediately after such adjustment into the total amount payable upon exercise of this Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this Paragraph 3(a) shall become effective immediately after the effective date of such event retroactive to the record date for any such event. Such adjustment shall be made successively whenever any event listed above shall occur.

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(b) Extraordinary Dividends. In case the Company shall at any time on or before the Expiration Date fix a record date for the issuance of rights, options, or warrants to all holders of its outstanding shares of Common Stock, entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) at a price per share of Common Stock (or having an exchange or conversion price per share of Common Stock, with respect to a security exchangeable for or convertible into shares of Common Stock) which is lower than the current Exercise Price per share of Common Stock on such record date, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such current Exercise Price and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the exchangeable or convertible securities so to be offered are initially exchangeable or convertible). Such adjustment shall become effective at the close of business on such record date; however, to the extent that shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) are not delivered after the expiration of such rights, options, or warrants, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration) to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company and shall be described in a statement mailed to the Warrantholder. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.

(c) Extraordinary Distributions. In case the Company shall at any time after the original date of issuance of this Warrant distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends and distributions payable out of consolidated net income or earned surplus in accordance with Nevada law and dividends or distributions payable in shares of stock described in Paragraph 3(a) above) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock), then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for such distribution by a fraction, of which (i) the numerator shall be the current Exercise Price per share of Common Stock of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one share of Common Stock and (ii) the denominator shall be such current Exercise Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for such transaction.

(d) Notice of Adjustments.Whenever the Exercise Price shall be adjusted pursuant to this Section 3, the Company shall promptly deliver a certificate signed by the President, Chief Executive Officer or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), by first class mail postage prepaid to each Warrantholder.

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(e) Capital Reorganizations and Other Reclassifications.In case of any capital reorganization of the Company, or of any reclassification of the shares of Common Stock (other than a reclassification, subdivision or combination of shares of Common Stock referred to in Paragraph 3(a)), this Warrant shall, after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale, be immediately exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger or sale) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale, unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Warrantholder such shares, securities, assets, or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations hereunder. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the shares of Common Stock for purposes of this Paragraph 3(e).

(f) Adjustments to Other Securities.In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Warrantholder shall become entitled to purchase any shares or securities of the Company other than the shares of Common Stock, thereafter the number of such other shares or securities so purchasable upon exercise of each Warrant and the exercise price for such shares or securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as possible to the provisions with respect to the shares of Common Stock contained in Paragraphs 3(a) through (c), inclusive.

4. Definition of Common Stock. The Common Stock issuable upon exercise of this Warrant shall be the Common Stock as constituted on the date hereof except as otherwise provided in Section 3.

5. Replacement of Securities. If this Warrant shall be lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may in its discretion reasonably impose, issue a new warrant of like tenor or date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed warrant shall be at any time enforceable by anyone.

6. Registration. This Warrant shall be numbered and shall be registered in a register (the "Warrant Register") maintained at the Company Offices as they are issued. The Warrant Register shall list the name, address and Social Security or other Federal Identification Number, if any, of all warrantholders. The Company shall be entitled to treat the Warrantholder as set forth in the Warrant Register as the owner in fact of this Warrant as set forth therein for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person, and shall not be liable for any registration or transfer of this Warrant that is registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

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7. Transfer.NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH WARRANTS HAVE BEEN ACQUIRED, AND ANY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT AND/OR SUCH SHARES OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS WARRANT AND SUCH SHARES OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS. NO REGISTRATION RIGHTS ARE ATTACHED TO THIS WARRANT OR THE WARRANT SHARES.

8. Exchange of Warrant. This Warrant may be exchanged for another warrant entitling the Warrantholder thereof to purchase a like aggregate number of shares of Common Stock as this Warrant entitles such Warrantholder to purchase. The Warrantholder desiring to so exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender this Warrant therewith. Thereupon, the Company shall execute and deliver to the person entitled thereto a new warrant or warrants, as the case may be, as so requested.

9. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:

If to the Company:

NaturalNano, Inc.

13613 Gulf Boulevard

Madeira Beach, Florida 33163.

Fax: 727-398-5695

Telephone: 727-393-3382

With a copy to:

Krieger & Prager LLP

39 Broadway, Suite 920

New York, New York 10006

Fax: (212) 363-2999

Telephone: (212) 363-2900

Email: skrieger@kplawfirm.com

Attention: Samuel M. Krieger, Esq.

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If to the Warrantholder:

NaturalNano Corp.

James Wemett

6215 Wilkins Tract

Livonia, NY 14487

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next business day, or (iv) if sent via electronic mail, upon its delivery, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next business day.

10. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is deemed to have been delivered in the State of Nevada and shall be construed and enforced in accordance with and governed by the laws of such State, without regard to its conflicts of laws principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

11. Expiration. Unless as hereinafter provided, the right to exercise this Warrant shall expire at the Expiration Date.

NATURALNANO, INC.

Dated: June 23, 2016	By:	/s/ Colm Wrynn
	Name:	Colm Wrynn
	Title:	President

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EXHIBIT A

EXERCISE FORM

Dated:_______________, ____

TO NATURALNANO, INC.,

The undersigned hereby irrevocably elects to exercise the within Warrant, to the extent of purchasing _________________ shares of Common Stock, and hereby makes payment of the Exercise Price in payment of the actual Exercise Price therefor as follows:

☐$___________________ by certified or official bank check payable to the order of the Company or by wire transfer.

☐$________________ by withholding Warrant Shares issuable upon exercise of this Warrant;

☐$_____________ by surrendering to the Company (x) $__________ for Warrant Shares previously acquired by the Warrantholder, and/or (y) $_______for other securities of the Company.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
(Please type or print in block letters)

Taxpayer Identification Number:

Address:

Signature:
(Signature must conform in all respects to the name of the Warrantholder as set forth on the face of this Warrant)

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ASSIGNMENT FORM

FOR VALUE RECEIVED, _____________________________________
(Please type or print in block letters)
hereby sells, assigns and transfers unto:

Name:
(Please type or print in block letters)

Taxpayer Identification Number:

Address:

this Warrant and the securities issuable upon exercise of this Warrant to the extent of ________________ Warrants and does hereby irrevocably constitute and appoint ___________________________ Attorney-in-Fact, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:

Signature:
(Signature must conform in all respects to the name of the Warrantholder as set forth on the face of this Warrant)

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